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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                              CROWELL & CO., INC.



     We hereby consent to the use in the Form 10-KSB of our report dated March 25, 1996, relating to the financial statements of Crowell & Co., Inc., as of December 31, 1995 and 1994, and for the years then ended.



CHERRY, BEKAERT & HOLLAND


Augusta, Georgia
March 25, 1996

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